Filed Pursuant to Rule 424(b)(2)
Registration No. 333-237980
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
0.650% Notes due 2024	$950,000,000.00	99.982%	$949,829,000.00	$103,626.34
1.700% Notes due 2028	$750,000,000.00	99.757%	$748,177,500.00	$81,626.17
3.050% Notes due 2051	$600,000,000.00	99.280%	$595,680,000.00	$64,988.69

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)
The total registration fee due for this offering is $250,241.20.

PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 4, 2020)
$2,300,000,000
Hormel Foods Corporation
$950,000,000 0.650% Notes due 2024
$750,000,000 1.700% Notes due 2028
$600,000,000 3.050% Notes due 2051
We are offering $950,000,000 aggregate principal amount of our 0.650% notes due 2024 (the “2024 notes”), $750,000,000 aggregate principal amount of our 1.700 % notes due 2028 (the “2028 notes”), and $600,000,000 aggregate principal amount of our 3.050 % notes due 2051 (the “2051 notes,” and, together with the 2024 notes and the 2028 notes, the “notes”). We will pay interest on the notes semi-annually in arrears on June 3 and December 3 of each year, commencing December 3, 2021. The 2024 notes will mature on June 3, 2024, the 2028 notes will mature on June 3, 2028, and the 2051 notes will mature on June 3, 2051. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange. Currently there is no public market for the notes.
We may redeem any series of notes in whole at any time or in part from time to time at the applicable redemption price set forth under “Description of the Notes — Optional Redemption.” If a change of control triggering event occurs with respect to any series of notes, unless we have exercised our option to redeem such notes, we will be required to offer to purchase such notes at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of purchase. See “Description of the Notes — Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”
We currently intend to use the proceeds from this offering to a fund a portion of the purchase price payable for the Planters acquisition (defined below) described in this prospectus supplement. If the Planters acquisition is not consummated by December 27, 2021 or the Planters acquisition agreement is earlier terminated, we will be required to redeem all of the notes at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Notes — Special Mandatory Redemption Event.” This offering is not conditioned upon the completion of the proposed Planters acquisition.
The notes will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors contained in our annual report on Form 10-K for the annual period ended October 25, 2020 and our quarterly report on Form 10-Q for the quarterly period ended January 24, 2021, which are incorporated by reference herein, for a discussion of certain risks that you should consider in connection with an investment in the notes.
	2024 Notes		2028 Notes		2051 Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Public offering price	99.982%	$949,829,000	99.757%	$748,177,500	99.280%	$595,680,000
Underwriting discount	0.350%	$3,325,000	0.625%	$4,687,500	0.875%	$5,250,000
Proceeds, before expenses, to us	99.632%	$946,504,000	99.132%	$743,490,000	98.405%	$590,430,000
The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from June 3, 2021.
The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., against payment on or about June 3, 2021.
Joint Book-Running Managers
BofA Securities	J.P. Morgan	US Bancorp	Wells Fargo Securities
Co-Managers
Siebert Williams Shank    Barclays PNC Capital Markets LLC
The date of this prospectus supplement is May 25, 2021.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date after the dates on the front of this prospectus supplement or the accompanying prospectus, as applicable, or, for information incorporated by reference, as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
You should read this prospectus supplement along with the accompanying prospectus dated May 4, 2020. This prospectus supplement and the accompanying prospectus form one single document and both contain information you should consider when making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.
This prospectus supplement may add to, update or change the information in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, the information in this prospectus supplement will control and will supersede that information in the accompanying prospectus.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to the date of such information.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
When we refer to “Hormel,” “we,” “us,” “our,” and the “company” in this prospectus supplement under the headings “Prospectus Supplement Summary — The Company” and “Capitalization,” we are referring to Hormel Foods Corporation and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus supplement, we refer only to Hormel Foods Corporation unless the context indicates otherwise.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including statements incorporated by reference herein and therein, contain “forward-looking” information within the meaning of the federal securities laws. The “forward-looking” information may include statements concerning our outlook for the future as well as other statements of beliefs, future plans, strategies, or anticipated events and similar expressions concerning matters that are not historical facts.
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information. When used in this prospectus supplement and the accompanying prospectus, including statements incorporated by reference herein and therein, the words or phrases “should result,” “believe,” “intend,” “plan,” “are expected to,” “targeted,” “will continue,” “will approximate,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify forward-looking statements within the meaning of the PSLRA. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those anticipated or projected.
The discussion of risk factors under the caption “Risk Factors” in this prospectus supplement and in the information incorporated by reference contains certain cautionary statements regarding our business, which should be considered by investors and others. Such risk factors, many of which are, and will be amplified by the coronavirus (COVID-19) pandemic, should be considered in conjunction with any discussions of operations or results by us.
In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and are not undertaking to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. Though we have attempted to list comprehensively these important cautionary risk factors, we wish to caution investors and others that other factors may in the future prove to be important in affecting our business or results of operations.
We caution investors not to place undue reliance on forward-looking statements, which represent current views as of the date made. Forward-looking statements are inherently at risk to any changes in the national and worldwide economic environment, which could include, among other things, economic conditions, political developments, currency exchange rates, interest and inflation rates, accounting standards, taxes, and laws and regulations affecting us and our markets.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information about us and the notes being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in the notes. For a more complete understanding of our company, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference and the other documents to which we have referred you.
The Company
Hormel Foods Corporation is primarily engaged in the production of a variety of meat and food products and the marketing of those products throughout the United States and internationally. Although pork and turkey remain the major raw materials for our products, we have emphasized for several years the manufacturing and distribution of branded, value-added consumer items rather than commodity fresh meat products. We have continually expanded our product portfolio through organic growth, new product development, and acquisitions. We report our results in the following four segments: Grocery Products, Refrigerated Foods, Jennie-O Turkey Store, and International & Other.
Grocery Products
The Grocery Products segment consists primarily of the processing, marketing, and sale of shelf-stable food products sold predominantly in the retail market, along with the sale of nutritional and private label shelf-stable products to retail, foodservice, and industrial customers. This segment also includes the results from the Company’s MegaMex Foods, LLC joint venture.
Refrigerated Foods
The Refrigerated Foods segment consists primarily of the processing, marketing, and sale of branded and unbranded pork, beef, chicken, and turkey products for retail, foodservice, deli, and commercial customers.
Jennie-O Turkey Store
The Jennie-O Turkey Store segment consists primarily of the processing, marketing, and sale of branded and unbranded turkey products for retail, foodservice, and commercial customers.
International & Other
The International & Other segment includes Hormel Foods International, which manufactures, markets, and sells Company products internationally. This segment also includes the Company’s international joint ventures and royalty arrangements.
Corporate Information
We were formed in 1891 as an unincorporated business and were subsequently incorporated in Minnesota in 1901. We re-incorporated in Delaware in 1928. Our principal executive offices are located at 1 Hormel Place, Austin, Minnesota 55912-3680. Our main telephone number is (507) 437-5611.
Recent Developments
Planters Acquisition
On February 10, 2021, we entered into a definitive agreement (the “Planters acquisition agreement”) to acquire the Planters® snack nut portfolio from the Kraft Heinz Company (the “Planters acquisition”), which includes the Planters®, NUT-rition®, Planters® Cheez Balls and Corn Nuts® brands. The Planters acquisition is expected to close in June 2021, subject to satisfaction of closing conditions. The purchase price is $3.35 billion, subject to customary adjustments, which we intend to fund in part with the proceeds of this offering. See “Use of Proceeds.”

New Credit Facilities
On May 6, 2021, we entered into (i) a new revolving credit agreement providing for an unsecured revolving credit facility with an aggregate principal commitment amount of up to $750 million and a scheduled expiration date of May 6, 2026 and (ii) a new term loan agreement providing for a single unsecured term loan in a principal amount of up to $300 million and a scheduled expiration date of May 5, 2022. In connection with entering into the new revolving credit agreement, we terminated our existing credit facility that was entered into on June 24, 2015. See our Current Report on Form 8-K filed on May 6, 2021.
Preliminary Second Quarter Results
On May 20, 2021, we issued an earnings release announcing our preliminary financial results for our second fiscal quarter ended April 25, 2021. Among other things, we announced: (i) sales volume of 1.2 billion pounds, which was down approximately 3% from the comparable quarter of the prior year; (ii) net sales of $2.6 billion, which was up approximately 8% from the comparable quarter of the prior year; (iii) pretax earnings of $293 million, which were up approximately 2% from the comparable quarter of the prior year; (iv) operating margin of 11.1%, compared to 12.1% from the comparable quarter of the prior year; and (v) an effective tax rate of 22.1%, which was slightly higher than the 20.6% effective tax rate from the comparable quarter of the prior year. The foregoing selected financial information from our preliminary financial results is not a comprehensive statement of our financial results for such period and has not been audited or reviewed by our independent registered public accounting firm.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more detailed description of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.
Issuer
Hormel Foods Corporation.
Notes Offered
$950,000,000 aggregate principal amount of 0.650% notes due 2024.
$750,000,000 aggregate principal amount of 1.700% notes due 2028.
$600,000,000 aggregate principal amount of 3.050% notes due 2051.
Stated Maturity
The 2024 notes will mature on June 3, 2024.
The 2028 notes will mature on June 3, 2028.
The 2051 notes will mature on June 3, 2051.
Interest Rate and Interest Payment Dates
The 2024 notes will bear interest at 0.650% per annum.
The 2028 notes will bear interest at 1.700% per annum.
The 2051 notes will bear interest at 3.050% per annum.
Interest will accrue on each series of notes from June 3, 2021 and will be payable semi-annually in arrears on each of June 3 and December 3, commencing on December 3, 2021.
Ranking
The notes will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, including any other debt securities issued under the indenture, from time to time outstanding. The indenture does not restrict the issuance of indebtedness by us or our subsidiaries. See “Description of the Notes.”
Form and Denomination
The notes will be issued in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as “DTC,” or its nominee. See “Description of the Debt Securities — Book-Entry, Delivery and Form” in the accompanying prospectus.
Further Issuances
The indenture does not limit the amount of debt securities that we may issue. We may issue additional debt securities having the same interest rate, maturity date and other terms (except for the price to public and issue date) as any series of notes offered hereby. Any such additional debt securities, together with the notes of such series offered hereby, will constitute a single series of debt securities under the indenture, provided that if any such additional notes are not fungible with the existing notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.
Special Mandatory Redemption Event
If the Planters acquisition is not consummated by December 27, 2021 or the Planters acquisition agreement is earlier terminated, we will be required to redeem all of the notes at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Special Mandatory Redemption Event.” This offering is not conditioned upon the completion of the proposed Planters acquisition.
Optional Redemption
On or after the applicable par call date for a series of notes, we may redeem such series of notes in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed. The applicable par call date is June 3, 2022, in the case of the 2024 notes (one year after the issuance of the 2024 notes), April 3, 2028 in the case of the 2028 notes (two months prior to the maturity date of the 2028 notes), and December 3, 2050 in the case of the 2051 notes (six months prior to the maturity date of the 2051 notes).
Prior to the applicable par call date, we may redeem any series of notes in whole at any time or in part from time to time at the applicable “make-whole” redemption price as described in this prospectus supplement.
See “Description of the Notes — Optional Redemption.”
Offer to Repurchase upon Change of Control Triggering Event
If a change of control triggering event (as defined herein) occurs with respect to a series of notes, we will be required, unless we have exercised our option to redeem the notes of such series, to offer to purchase such notes at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of purchase. See “Description of the Notes — Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”
Certain Covenants
The indenture governing the notes contains covenants that restrict our ability, with certain exceptions, to:
•
incur debt for borrowed money secured by certain liens; and

•
engage in certain sale and leaseback transactions.

These covenants are subject to important exceptions and qualifications, which are described in this prospectus supplement and the accompanying prospectus. See “Description of Debt Securities” in the accompanying prospectus.
Use of Proceeds
We expect to receive net proceeds, after deducting the underwriting discount but before deducting other offering expenses, of approximately $2,280,424,000 from this offering. We intend to use the net proceeds to finance a portion of the cash consideration for the Planters acquisition, and to the extent that the net proceeds from this offering are not used for such purposes, for general corporate purposes. See “Use of Proceeds.”
No Listing of the Notes
We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Governing Law
The notes will be, and the indenture is, governed by the laws of the State of New York.
Risk Factors
Investing in the notes involves risk. See “Risk Factors” on page S-8 of this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain risks you should consider in connection with an investment in the notes.
Trustee, Registrar and Paying Agent
U.S. Bank National Association.

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, as well as the risk factors, including those relating to the coronavirus (COVID-19) pandemic, discussed in annual report on Form 10-K for the annual period ended October 25, 2020 and our quarterly report on Form 10-Q for the quarterly period ended January 24, 2021, which are incorporated herein by reference. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition.
Risks Related to the Planters Acquisition
The Planters acquisition may not be completed as expected.
We intend to apply the net proceeds from this offering to fund a portion of the cash consideration for the proposed Planters acquisition, which we currently anticipate will be completed in June 2021. However, this offering is not conditioned on the Planters acquisition and it is possible that Planters acquisition may not be completed, or may not be completed in the timeframe, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing. Any such failure to consummate the Planters acquisition as expected could have a negative impact on our business and the trading price of our securities.
If the Planters acquisition is not consummated by December 27, 2021 or the Planters acquisition agreement is earlier terminated, we will be required to redeem all of the notes at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Notes — Special Mandatory Redemption Event.” If a special mandatory redemption event occurs, holders of the Notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from any such redemption in an investment that results in a comparable return. Such holders will have no rights under the special mandatory redemption event if the Planters acquisition closes within the prescribed time frame, nor will they have any right to require us to repurchase their notes if, between the closing of this offering and the closing of the Planters acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Planters acquisition agreement change, including in material respects. In addition, as a result of the special mandatory redemption provision, the trading price of the notes may not reflect the financial results of our business.
There is no escrow account or security interest for the benefit of holders of the notes, and our management will have discretion in the use of the net proceeds of this offering pending their application to fund either the Planters acquisition or the repurchase of the notes upon a special mandatory redemption event.
In addition, we are not required to provide and are not providing historical financial information of Planters or pro forma financial statement information reflecting the impact of the Planters acquisition on our historical financial position and operating results in connection with this offering. As a result, you will be required to determine whether to participate in this offering without the benefit of the pro forma financial statement information that we will be required to file after the consummation of the Planters acquisition. Furthermore, the pro forma financial statement information that will be filed after the consummation of the Planters acquisition may not align with investor expectations and it is possible that our experience operating the Planters business after the consummation of the Planters acquisition will require us to adjust our expectations regarding the impact of the Planters acquisition on our financial position and operating results.
Risks Related to the Notes
The notes are subject to prior claims of any secured creditors and are effectively subordinated to the existing and future liabilities of our subsidiaries and joint ventures.
The notes are our senior unsecured obligations and will rank equally with all of our other unsecured unsubordinated debt. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.
The notes are our senior unsecured obligations but our assets include equity in our subsidiaries and joint ventures. Our subsidiaries and joint ventures are separate and distinct legal entities from us. As a result, our ability to make payments on the notes depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries and joint ventures. In addition, if any of our subsidiaries or joint ventures becomes insolvent, the direct creditors of that subsidiary or joint venture will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of the notes, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary or joint venture.
The indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.
The indenture under which the notes will be issued does not limit the amount of indebtedness that we and our subsidiaries may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.
We may not have sufficient funds to purchase the notes upon a change of control triggering event or a special mandatory redemption event.
We may be required to repurchase the notes upon a special mandatory redemption event as defined under “Description of the Notes — Special Mandatory Redemption Event.” In addition, holders of each series of notes may require us to purchase their notes upon a change of control triggering event with respect to such series of notes as defined under “Description of the Notes — Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.” We cannot assure you that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the notes in either case, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, our other then-existing debt. Our failure to purchase the notes as required under the indenture governing the notes would result in an event of default under the indenture, which could have material adverse consequences for us and the holders of the notes.
An active trading market for the notes may not develop.
There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; the terms related to optional redemption of the notes; and the level, direction and volatility of market interest rates generally.
The terms of the indenture and the notes provide only limited protection against a number of significant corporate events that could adversely impact your investment in the notes.
While the indenture and the notes contain certain terms intended to provide protection to holders of notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another “person” may be uncertain.
The definition of the term “change of control triggering event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a change of control triggering event, we would not be required to offer to repurchase your notes prior to their maturity.
Furthermore, the indenture and the notes do not, among other things:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

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limit our ability to incur debt that is equal in right of payment to the notes;

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limit the ability of our subsidiaries to incur unsecured debt, which will be structurally senior to the notes;

•
limit the ability of us or our subsidiaries to incur debt that is secured by permitted liens or in any manner other than by a principal property or the stock or debt owed to us by any restricted subsidiary (as described in the accompanying prospectus under the heading “Description of the Debt Securities — Certain Covenants of the Company — Limitations on Liens”);

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restrict our ability to repurchase or prepay any of our other debt;

•
restrict our ability to repurchase or pay dividends or make other payments in respect of our common stock or other securities, including securities ranking junior to the notes;

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restrict our ability to make investments or acquisitions; or

•
limit our ability to sell, merge or consolidate any of our subsidiaries.

For a further discussion of the terms of the indenture and the notes, see the information under the heading “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Our ability to generate the significant amount of cash needed to pay interest and principal on the notes and service our other debt and financial obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.
Our ability to make payments on and to refinance our indebtedness, including the notes, depends on our ability to generate cash in the future. We are subject to general economic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. In particular, economic conditions could cause the prices of the products we sell to fall, our revenue to decline and hamper our ability to repay our indebtedness, including the notes. As a result, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance debt or obtain additional financing will depend on, among other things, our financial condition at the time, restrictions in the indenture governing the notes and any other indebtedness of ours, and other factors, including financial market or industry conditions.
We may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If our operations do not generate sufficient cash flow, and additional borrowings or refinancings are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes.
We may issue additional notes.
Under the terms of the indenture that governs the notes, we may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and, in some cases, the first payment of interest following the issue date of such additional notes). Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions. If the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number.
As the notes pay a fixed rate of interest, an increase in market rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Ratings of the notes may not reflect all risks of an investment in the notes.
Any ratings of the notes will primarily reflect our financial strength. A rating of the notes is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety.
Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.
Credit rating agencies rate our debt securities, including the notes, on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the notes.
We may choose to redeem the notes prior to maturity.
We may redeem some or all of the notes at any time as described under “Description of the Notes — Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS
We expect to receive net proceeds, after deducting the underwriting discount but before deducting other offering expenses, of approximately $2,280,424,000 from this offering.
We expect to use the net proceeds of this offering, together with available cash on hand and borrowings under our revolving credit facility, to finance the cash consideration for the Planters acquisition. This offering is not contingent on completion of the Planters acquisition, and there will be no escrow account or security interest for the benefit of holders of the notes. If the Planters acquisition is not completed, we expect to use the net proceeds of this offering, together with available cash on hand, to fund the redemption of the notes as described under “Description of the Notes — Special Mandatory Redemption Event.”
Any proceeds not used as described above may be used for general corporate purposes. We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested in short-term or other securities.

CAPITALIZATION
The following table sets forth our unaudited consolidated capitalization as of January 24, 2021:
•
on an actual basis; and

•
as adjusted to give effect to this offering (assuming the proceeds are initially held as cash and cash equivalents).

You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our quarterly report on Form 10-Q for the quarterly period ended January 24, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table is not adjusted to give effect to the consummation of the Planters acquisition or other anticipated borrowings in connection therewith.
	As of January 24, 2021
	Actual	As adjusted
	(dollars in thousands)
Cash and cash equivalents:	$1,751,541	$4,027,820
Long-term debt:
1.800% notes due 2030	1,000,000	1,000,000
4.125% notes due 2021(1)	250,000	250,000
0.650% notes due 2024 offered hereby	—	950,000
1.700% notes due 2028 offered hereby	—	750,000
3.050% notes due 2051 offered hereby	—	600,000
Unamortized discount on senior notes	(2,562)	(8,876)
Unamortized debt issuance costs	(7,772)	(25,179)
Finance lease liabilities	58,962	58,962
Other financing arrangements	3,112	3,112
Total	1,301,740	3,578,019
Less: current maturities of long-term debt(1)	258,690	258,690
Long-term debt – less current maturities	$1,043,050	$3,319,329
Shareholders’ investment:
Preferred stock, par value $.01 a share – authorized 160,000,000 shares; issued – none	$—	$—
Common stock, non-voting, par value $.01 a share – authorized 400,000,000 shares; issued – none	—	—
Common stock, par value $.01465 a share – authorized 1,600,000,000 shares; issued 539,796,305 shares	7,908	7,908
Additional paid-in capital	298,988	298,988
Accumulated other comprehensive loss	(360,869)	(360,869)
Retained earnings	6,604,506	6,604,506
Total Hormel Foods Corporation shareholders’ investment	6,550,532	6,550,532
Noncontrolling interest	5,195	5,195
Total shareholders’ investment	6,555,727	6,555,727
Total capitalization(2)	$7,598,777	$9,875,056

(1)
The Company repaid its 4.125% notes due 2021 using cash on hand upon their maturity on April 15, 2021.

(2)
Total capitalization, as used herein, refers to the sum of long-term debt (excluding current portion) and total shareholders’ investment.

DESCRIPTION OF THE NOTES
This description of the terms of the notes adds information to the description of the general terms and provisions of the debt securities in the accompanying prospectus. If this summary differs in any way from the summary in the accompanying prospectus, you should rely on the description of the notes in this prospectus supplement. The notes will be issued under the indenture referred to in the accompanying prospectus between us and U.S. Bank National Association, as trustee. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. References to “we,” “us” and “our” in this section are only to Hormel Foods Corporation and not Hormel Foods Corporation together with any of its subsidiaries. Certain terms used in this description but not defined herein have the meanings assigned to them in the accompanying prospectus.
General
The 2024 notes will initially be limited to an aggregate principal amount of $950,000,000, the 2028 notes will initially be limited to an aggregate principal amount of $750,000,000, and the 2051 notes will initially be limited to an aggregate principal amount of $600,000,000. The 2024 notes will mature at 100% of their principal amount on June 3, 2024, the 2028 notes will mature at 100% of their principal amount on June 3, 2028, and the 2051 notes will mature at 100% of their principal amount on June 3, 2051. The 2024 notes will bear interest at the rate of 0.650% per annum, the 2028 notes will bear interest at the rate of 1.700% per annum, and the 2051 notes will bear interest at the rate of 3.050% per annum. The notes will bear interest from June 3, 2021, or from the most recent interest payment date on which we have paid or provided for interest on the notes. We will make interest payments on the notes semi-annually in arrears on June 3 and December 3 of each year, commencing December 3, 2021. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the notes will include accrued interest from and including the date of issue or from and including the most recent interest payment date on which we have paid or provided for interest on the notes to, but excluding, the interest payment date or the redemption date, change of control payment date, or stated maturity date, as the case may be. See “Description of Debt Securities — Interest and Principal Payments” in the accompanying prospectus.
If an interest payment date, redemption date, change of control payment date, or the stated maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, redemption date, change of control payment date, or the stated maturity date, as the case may be, to the date the payment is made.
The notes will be represented by global securities registered in the name of a nominee of DTC. Except as described under “Description of Debt Securities — Book-Entry, Delivery and Form,” in the accompanying prospectus, the notes will not be issuable in certificated form.
Ranking
The notes will be our direct unsecured obligations and will rank equally with all of our other unsecured unsubordinated debt. The notes will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness
The notes are our unsecured senior debt securities but our assets include equity in our subsidiaries and joint ventures. As a result, our ability to make payments on the notes depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries and joint ventures. In addition, if any of our subsidiaries or joint ventures becomes insolvent, the direct creditors of that subsidiary or joint venture will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of the notes, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary or joint venture. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries and joint ventures is commonly referred to as structural subordination.
Further Issues
The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue debt securities from time to time and debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.

Each series of the notes will constitute a separate series of debt securities under the indenture. Under the indenture, we may, without the consent of the holders of the notes, issue additional debt securities having the same interest rate, maturity date and other terms (except for the price to public and issue date) as any series of notes offered hereby. Any such additional debt securities, together with the notes of such series offered hereby, will constitute a single series of debt securities under the indenture. If the additional notes are not fungible with such notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.
Special Mandatory Redemption Event
If the Planters acquisition is not consummated by December 27, 2021 or the Planters acquisition agreement is earlier terminated (each, a “special mandatory redemption event”), we will be required to redeem all of the notes at a purchase price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of redemption. Notice of a special mandatory redemption will be sent to the trustee and each holder of the notes promptly after the occurrence of the special mandatory redemption event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event). Such notice will specify the redemption date for the special mandatory redemption event, which shall be at least 15 days but not more than 30 days following the date of such notice.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the indenture. The offering is not conditioned upon the consummation of the proposed Planters acquisition.
Optional Redemption
We may, at our option, redeem any series of notes in whole at any time or in part from time to time at the applicable redemption price specified below.
In the case of any such redemption before the applicable par call date, the redemption price will be equal to the greater of:
(i)
100% of the principal amount of the notes to be redeemed; and

(ii)
the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the applicable par call date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined below), plus 7.5 basis points, in the case of the 2024 notes, 10 basis points, in the case of the 2028 notes, or 15 basis points, in the case of the 2051 notes.

In the case of any such redemption on or after the applicable par call date, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed.
In each case, we will also pay the accrued and unpaid interest, if any, on the notes to be redeemed to but excluding the date of redemption. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the holders of the notes as of the close of business on the relevant record date.
The following terms are relevant to the determination of the redemption price:
“Applicable par call date” means, in the case of the 2024 notes, June 3, 2022 (one year after the issuance of the 2024 notes), in the case of the 2028 notes, April 3, 2028 (two months prior to the maturity date of the 2028 notes), or, in the case of the 2051 notes, December 3, 2050 (six months prior to the maturity date of the 2051 notes).
“Comparable treasury issue” means the United States Treasury security selected by the quotation agent as having an actual or interpolated maturity comparable to the applicable par call date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable par call date.
“Comparable treasury price” means, with respect to any redemption date, (i) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, (ii) if the quotation agent obtains fewer than four such reference treasury dealer quotations, the average of all such quotations, or (iii) if only one reference treasury dealer quotation is received, such quotation.
“Quotation agent” means the reference treasury dealer appointed by us.
“Reference treasury dealer” means (i) BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC (or their respective successors); provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer, (ii) a primary treasury dealer selected by U.S. Bancorp Investments, Inc. (or its successor), and (iii) any other primary treasury dealer(s) selected by us.
“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.
Notice of any redemption will be sent at least 15 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. See “Description of Debt Securities — Redemption and Repayment of Debt Securities” in the accompanying prospectus.
Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event
If a change of control triggering event occurs with respect to any series of notes, unless we have exercised our right to redeem the notes of such series as described above, holders of such notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the notes with respect to which such change of control triggering event has occurred pursuant to the offer described below (the “change of control offer”) on the terms set forth in such notes. In the change of control offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of purchase (the “change of control payment”).
Within 15 days following any change of control triggering event with respect to a series of notes, or, at our option, prior to the date of consummation of any change of control, but after public announcement of the pending change of control, we will send a notice to holders of the notes of such series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent (the “change of control payment date”), pursuant to the procedures required by such notes and described in such notice. The repurchase obligation with respect to any notice sent prior to the consummation of the change of control shall be conditioned on the change of control triggering event occurring on or prior to the payment date specified in the notice.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the notes by virtue of such conflicts.
On any change of control payment date, we will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•
deposit with the paying agent an amount equal to the change of control payment in respect of the notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted.

The paying agent will promptly pay to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make a change of control offer upon a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below investment grade rating event” means, with respect to any series of notes, the rating on such notes is lowered by each of the rating agencies as a result of a particular change of control and such notes are rated below an investment grade rating by each of the rating agencies on any date during the period (the “trigger period”) commencing on the earlier of the consummation of or the first public announcement by us of such change of control (or pending change of control), and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as either of the rating agencies has publicly announced that it is considering the possible downgrade of such notes, and a downgrade by each of the rating agencies that has made such an announcement would result in a below investment grade rating event).
“Change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Hormel Foundation, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock, measured by voting power rather than number of shares; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (3) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. Based on recent filings made by the Hormel Foundation with the Securities and Exchange Commission, it is the beneficial owner of approximately 47.47% of our common stock.
“Change of control triggering event” means, with respect to any series of notes, the occurrence of both a change of control and a below investment grade rating event with respect to such series of notes.
“Hormel Foundation” means Hormel Foundation, a Minnesota non-profit corporation.
“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Rating agencies” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or either of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting stock” of any specified person means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the notes offered by this prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), current or proposed Treasury regulations promulgated thereunder (“Treasury regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, beneficial ownership and disposition of the notes. This summary addresses only notes purchased at initial issuance at the original issue price and held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
•
securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•
banks, thrifts, or other financial institutions;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
common trust funds;

•
tax-exempt organizations;

•
retirement plans;

•
persons holding our notes or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security,” “constructive sale transaction” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•
partnerships or other pass-through entities;

•
persons subject to the alternative minimum tax;

•
certain former citizens or residents of the United States;

•
foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes;

•
“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar; or

•
accrual-method taxpayer subject to section 451(b) of the Code.

When we use the term “holder” in this section, we are referring to a beneficial owner of the notes.
As used herein, a “U.S. Holder” is a beneficial owner of the notes that, for U.S. federal income tax purposes is, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year

(counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).
A “Non-U.S. Holder” is any beneficial owner of a note that, for U.S. federal income tax purposes, is not a U.S. Holder and is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by the partnership.
The discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes is not intended to be, nor should it be construed to be, legal or tax advice to any particular person. Accordingly, all prospective investors are urged to consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences relating to the purchase, ownership and disposition of the notes based on their particular circumstances.
U.S. Federal Income Taxation of U.S. Holders
Payments of Interest.   Assuming the notes are issued with less than a de minimis amount of original issue discount, interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income from domestic sources at the time that such interest is paid or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Certain Additional Payments.   There are circumstances in which we might be required to make payments on a note that would increase the yield of the notes, for instance, as described under “Description of the Notes — Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event” and “Description of the Notes — Special Mandatory Redemption Event.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is not binding on the IRS. If the IRS takes a contrary position, a U.S. Holder may be required to accrue interest income based upon a “comparable yield” (as described in the Treasury regulations) determined at time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. U.S. Holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Sale, Retirement or Other Taxable Disposition of the Notes.   Upon the sale, retirement or other taxable disposition of the notes, a U.S. Holder generally will recognize U.S.-source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the notes. In general, the U.S. Holder’s adjusted tax basis in the notes will equal the U.S. Holder’s cost for the notes. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the notes have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.
Medicare Tax
A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include its interest income and net gain from the disposition of the notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the notes.
U.S. Federal Income Taxation of Non-U.S. Holders
Subject to the discussion below concerning backup withholding and FATCA, payments of interest on the notes by us or our paying agent to any Non-U.S. Holder will be exempt from U.S. federal income tax (including withholding tax), provided that:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•
the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•
the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•
the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below.

The certification requirement referred to above will be fulfilled if (i) the beneficial owner of the notes certifies on IRS Form W-8BEN or W-8BEN-E or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or W-8BEN-E or other successor form with the paying agent, or in the case of notes held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or W-8BEN-E or other successor form from the beneficial owner and furnishes the paying agent with a copy. Prospective investors should consult their tax advisors regarding possible additional reporting requirements.
If the requirements are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the notes that is paid to a Non-U.S. Holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E or other successor form establishing qualification for benefits under the treaty, or (b) interest on the notes is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) and the Non-U.S. Holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, or other successor form. If a Non-U.S. Holder of notes is engaged in the conduct of a trade or business in the United States, and interest on the notes is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding sentence, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder (or in a manner specified by an applicable income tax treaty). See “— U.S. Federal Income Taxation of U.S. Holders” above. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the notes, unless:
•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the notes in the same manner as a U.S. Holder. See “— U.S. Federal Income Taxation of U.S. Holders” above. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.
Backup Withholding and Information Reporting
U.S. Holders.   In general, a U.S. Holder (other than an exempt recipient) will be subject to information reporting requirements with respect to payments of principal, premium, and interest in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the notes. In addition, a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
Non-U.S. Holders.   In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest on the notes paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the notes provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined in the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or W-8BEN-E or other applicable or successor form). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of notes that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of the notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

Legislation Affecting the Taxation of Notes Held by or through Foreign Entities
The Foreign Account Tax Compliance Act (“FATCA”), contained in Sections 1471 through 1474 of the Code, imposes a 30% withholding tax on “withholdable payments” (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest from sources within the United States, unless the payments of interest is effectively connected with the conduct of a United States trade or business and taxed as such. Under proposed Treasury regulations which may be relied upon, no withholding on gross proceeds will apply to the sale, exchange or redemption of the notes (other than amounts representing accrued and unpaid interest). An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Investors are urged to consult their own tax advisors regarding the application of FATCA to the notes.

UNDERWRITING
BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.
	Principal Amount of 2024 Notes	Principal Amount of 2028 Notes	Principal Amount of 2051 Notes
BofA Securities, Inc.	$213,750,000	$168,750,000	$135,000,000
J.P. Morgan Securities LLC	213,750,000	168,750,000	135,000,000
U.S. Bancorp Investments, Inc.	213,750,000	168,750,000	135,000,000
Wells Fargo Securities, LLC	213,750,000	168,750,000	135,000,000
Siebert Williams Shank & Co., LLC	47,500,000	37,500,000	30,000,000
Barclays Capital Inc.	23,750,000	18,750,000	15,000,000
PNC Capital Markets LLC	23,750,000	18,750,000	15,000,000
Total	$950,000,000	$750,000,000	$600,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Commissions and Discounts
The underwriters propose to offer some of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.200% of the principal amount, in the case of the 2024 notes, 0.325% of the principal amount, in the case of the 2028 notes, or 0.525% of the principal amount, in the case of the 2051 notes. Any such securities dealers may resell the notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.150% of the principal amount, in the case of the 2024 notes, 0.250% of the principal amount, in the case of the 2028 notes, or 0.350% of the principal amount, in the case of the 2051 notes. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $4.1 million.
New Issue of Notes
Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Short Positions and Stabilizing Transactions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our and our affiliates’ securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Settlement
It is expected that delivery of the offered notes will be made against payment therefor on or about June 3, 2021, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered notes prior to the second business day preceding the delivery of the offered notes will be required, by virtue of the fact that the offered notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the offered notes who wish to trade the offered notes prior to their date of delivery should consult their own advisors.
Selling Restrictions and Notices to Certain Investors
Canada
The notes offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103

Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the to any retail investor in the United Kingdom. For these purposes: (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Hong Kong
The notes have not been and may not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.
Japan
This offering of the notes has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) or any other laws, regulations or ministerial guidelines of Japan, and accordingly the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan and any branch or other office in Japan of a corporation or other entity organized under the laws of any foreign state), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of S-44 the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

1)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2)
where no consideration is or will be given for the transfer;

3)
where the transfer is by operation of law;

4)
as specified in Section 276(7) of the SFA; or

5)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the notes in Taiwan.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters relating to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP.
EXPERTS
The consolidated financial statements of Hormel Foods Corporation appearing in Hormel Foods Corporation’s Annual Report on Form 10-K for the year ended October 25, 2020 and the effectiveness of Hormel Foods Corporation’s internal control over financial reporting as of October 25, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

BASE PROSPECTUS
HORMEL FOODS CORPORATION
1 Hormel Place
Austin, Minnesota 55912-3680
(507) 437-5611
Debt Securities

We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our debt securities involves risks. You should consider the risk factors described in any documents that we incorporate by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 4, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Hormel Foods Corporation filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, Hormel Foods Corporation may sell debt securities in one or more offerings.
When we refer to “Hormel,” “our company,” “we,” “our” and “us” in this prospectus under the heading “The Company,” we mean Hormel Foods Corporation and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Hormel Foods Corporation unless the context indicates otherwise.
This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular debt securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus unless the context otherwise requires.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the debt securities offered under this prospectus and any prospectus supplement. That registration statement can be accessed at the SEC website or at our website mentioned under the heading “Where You Can Find More Information.”
The distribution of this prospectus and the applicable prospectus supplement and the offering of the debt securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. Our filings are also available on our website at www.hormelfoods.com. Information on our website does not form a part of this prospectus and is not incorporated herein by reference.
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the time that we sell all the debt securities offered by this prospectus and any prospectus supplement (other than any documents or portions of any documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended October 27, 2019, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2020 Annual Meeting of Stockholders;

•
Quarterly Report on Form 10-Q for the quarter ended January 26, 2020; and

•
Current Reports on Form 8-K dated November 25, 2019 and January 28, 2020.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
Hormel Foods Corporation
Attention: Investor Relations
1 Hormel Place
Austin, Minnesota 55912-3680
Phone: (507) 437-5611
Neither we, nor any underwriters or agents, have authorized anyone to provide you with information other than that contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We, and any underwriters or agents, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.
THE COMPANY
Hormel Foods Corporation is primarily engaged in the production of a variety of meat and food products and the marketing of those products throughout the United States and internationally. Although pork and turkey remain the major raw materials for our products, we have emphasized for several years the manufacturing and distribution of branded, value-added consumer items rather than the commodity fresh meat business. We have continually expanded our product portfolio through organic growth, new product development, and acquisitions.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered debt securities will be added to our general funds and may be used for, among other things:
•
satisfying our working capital requirements;

•
funding possible acquisitions of, or investments in, businesses and assets;

•
funding capital expenditures;

•
repaying or refinancing debt;

•
funding stockholder returns; and

•
other general corporate purposes.

We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested in short-term or other securities.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which will be senior debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The debt securities will be issued under the indenture dated as of April 1, 2011 between us and U.S. Bank National Association, as trustee (the “trustee”), referred to herein as the “indenture.”
We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue debt securities from time to time and debt securities issued under the indenture may be issued in one or more series. (Section 301)
The debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt.
The debt securities are our unsecured senior debt securities, but our assets include equity in our subsidiaries and joint ventures. As a result, our ability to make payments on our debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries and joint ventures. In addition, if any of our subsidiaries or joint ventures becomes insolvent, the direct creditors of that subsidiary or joint venture will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary or joint venture. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries and joint ventures is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same interest rate, maturity date and other terms (except for the price to public and issue date and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
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the title of the debt securities;

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any limit on the total principal amount of the debt securities of that series;

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the price at which the debt securities will be issued;

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the date or dates on which the principal of and any premium on the debt securities will be payable;

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the maturity date or dates of the debt securities or the method by which those dates can be determined;

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if the debt securities will bear interest:

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the interest rate on the debt securities or the method by which the interest rate may be determined;

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the date from which interest will accrue;

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the record and interest payment dates for the debt securities; and

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the first interest payment date;

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the place or places where:

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we can make payments on the debt securities;

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the debt securities can be surrendered for registration of transfer or exchange; and

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notices and demands can be given to us relating to the debt securities and under the indenture;

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any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

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any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars, and, if a composite currency, any special provisions relating thereto;

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any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated, and any provisions relating thereto;

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whether the provisions described below under the heading “— Defeasance” will not apply to the debt securities;

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any events of default that will apply to the debt securities in addition to those contained in the indenture;

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any additions or changes to the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “— Book-Entry, Delivery and Form” will not apply to such global securities. A “global security” is a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;

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whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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any special tax implications of the debt securities;

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any special provisions relating to the payment of any additional amounts on the debt securities; and

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any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)
Exchange and Transfer
Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “— Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)
We will not be required to:
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register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments
Payments.   Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose. As of the date of this prospectus, the office is located at U.S. Bank Corporate Trust Services, Attention: Corporate Trust, 60 Livingston Avenue, St. Paul, MN 55107-2292. We refer to the trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us, and after that time any holder of a debt security can look only to us for the payments on the debt security. (Section 1003)
Recipients of Payments.   The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is fewer than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities.   The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities.   Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
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by check mailed to the address of the person entitled to payment as shown on the security register; or

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by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.
Redemption and Repayment of Debt Securities
Optional Redemption by Us.   If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. If we choose to exercise that option, we will mail by first-class mail, postage prepaid, a notice of redemption to each holder or, in the case of global securities, we will provide such notice to the depositary, as the holder of the global securities, pursuant to the applicable procedures of the depositary, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.
A partial redemption of the debt securities may be effected by such method as the trustee shall deem fair and appropriate and the trustee may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem fewer than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by lot the amount of each participant’s debt securities to be redeemed, in case of partial redemption.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder.   If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holders have the option to have us repay the debt securities on a date or dates specified prior to their stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt securities, together with accrued interest to the date of repayment.
For us to repay a debt security, the paying agent must receive a timely notice in accordance with the procedures provided by the indenture or the applicable debt security.
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each or integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale
The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
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the resulting or acquiring entity, if other than us, is a corporation organized and existing under the laws of the United States or any State thereof and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)
Modification and Waiver
Under the indenture, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal or interest;

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a reduction in payments due on the debt securities;

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a change in the place of payment or currency in which any payment on the debt securities is payable;

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a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

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a reduction in the requirements contained in the indenture for quorum or voting;

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a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

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a modification of any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 902)

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:
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a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

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a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Certain Covenants of the Company
Limitations on Liens
Under the indenture, if we or any of our restricted subsidiaries (as defined below) issue, assume or guarantee any debt for borrowed money (“debt”) that is secured by a lien on principal property (as defined below) or stock or debt of a restricted subsidiary owned by us or any of our restricted subsidiaries, we must secure the notes at least equally and ratably with the secured debt. (Section 1004)
The foregoing restriction shall not apply to:
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liens on property, shares of stock or indebtedness (herein referred to as “property”) of any corporation or other entity existing at the time such corporation or other entity becomes a restricted subsidiary;

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liens on property existing at the time of acquisition of such property by us or a restricted subsidiary or on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a restricted subsidiary, provided that such liens do not attach to or affect property theretofore owned by us or such restricted subsidiary;

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liens to secure the payment of all or any part of the purchase price of the property subject to such liens, or liens consisting of the interests of lessors in property under capital leases of such property;

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liens on property of a restricted subsidiary securing debt owed to us or to another restricted subsidiary;

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liens on property in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including liens to secure debt of the industrial revenue bond type);

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liens existing at the date of the indenture;

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liens to secure partial, progress, advance or other payments;

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liens on property (and improvements thereto) to secure any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of such property if such debt is incurred prior to, at the time of or within one year after (or pursuant to a commitment obtained within one year after) completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

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liens arising in connection with contracts with or made at the request of U.S. governmental entities;

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mechanics’, materialmen’s, carriers’, growers’, producers’, farmers’ and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

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liens arising from deposits with or the giving of any form of security to any governmental authority required by law or governmental regulation as a condition to the transaction of business or exercise of any privilege, franchise or license;

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liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

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liens (including judgment liens) arising from legal proceedings;

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liens incurred or deposits made in the ordinary course of business in connection with or to secure the performance of bids, tenders, leases or trade contracts (other than for the payment of debt) or to secure surety, appeal, indemnity, performance or other similar bonds;

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liens of any depositary bank consisting of statutory, common law or contractual rights of set-off or recoupment with respect to any deposit account; or

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any extension, renewal or replacement of these categories of liens.

However, if the total amount of our debt and the debt of our restricted subsidiaries secured by liens that would otherwise be subject to the foregoing restriction and any attributable debt (as defined below) deemed to be debt subject to the provisions of this paragraph would not exceed 10% of our consolidated shareholders’ investment (as defined below) this requirement does not apply.
Sale and Leaseback
We will not enter, nor will we permit any restricted subsidiary to enter, into a sale and leaseback transaction of any principal property more than 120 days after our or such restricted subsidiary’s acquisition or completion of construction and commencement of full operation of such principal property (except for temporary leases for a term of not more than three years and except for leases between us and a restricted subsidiary or between restricted subsidiaries) unless: (a) we or such restricted subsidiary would be entitled to issue, assume or guarantee debt secured by such principal property at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the notes (provided that such attributable debt shall thereupon be deemed to be debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such attributable debt is applied, within 120 days of the effective date of such transaction, to the non-mandatory retirement of our long-term non-subordinated debt or long-term debt of a restricted subsidiary. (Section 1005)
For purposes of the foregoing discussion of the limitation on liens and sale and leaseback covenants, the following definitions are applicable:
The term “attributable debt” means as the present value (discounted at the inherent interest rate as determined by us in good faith, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended).
The term “consolidated shareholders’ investment” means, as of any particular time, the total amount of shareholders’ investment as shown on our latest consolidated balance sheet contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the SEC.
The term “subsidiary” means any corporation or other entity that is consolidated in our accounts, any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries, and any other entity of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries.
The term “restricted subsidiary” means any subsidiary:
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substantially all of the property of which is located within the continental United States;

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that owns a principal property; and

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in which our investment exceeds 5% of our consolidated assets as shown on our latest quarterly financial statements.

However, the term “restricted subsidiary” does not include any subsidiary which is principally engaged in certain types of leasing and financing activities.
The term “principal property” means any slaughter, processing or manufacturing plant or facility that is located within the continental United States. Our board of directors (or any duly authorized committee of the board of directors) by resolution may create an exception by declaring that a plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our restricted subsidiaries as an entirety.
There are no covenants or other provisions that would offer protection to security holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the indenture with respect to any series of debt securities issued thereunder, means any of the following:
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failure to pay interest on any debt security of that series for 30 days after the payment is due;

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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to deposit any sinking fund payment on debt securities of that series when due;

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failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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a default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, and which results in the acceleration of the maturity of an outstanding principal amount of indebtedness greater than $75 million, unless the acceleration is rescinded, or the indebtedness is discharged, within a period of 10 days after we have received written notice of the default in the manner specified in the indenture;

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certain events in bankruptcy, insolvency or reorganization; or

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any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)
The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the indenture. (Section 1007) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture with respect to the debt securities of the applicable series. (Section 602)
Other than its duties in the case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee. (Sections 512, 603)

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The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the request; and

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the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.
Defeasance
Defeasance and Discharge.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the indenture, and we will be discharged from our obligations on the debt securities of that series if, among other things:
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we deposit with the trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities;

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we deliver to the trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had occurred; and

•
if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
•
direct obligations of the United States backed by the full faith and credit of the United States; or

•
any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:
•
the indenture will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•
holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “— Defeasance and Discharge,” we will not have to comply with the covenants relating to consolidation, merger or sale (Section 801), limitation on liens (Section 1004), sale and leaseback transactions (Section 1005) and any other covenant we designate when we establish the series of debt securities, and will not have to treat the events described in the fourth bullet point under the heading “— Events of Default” as they relate to such covenants that have been defeased and are no longer in effect and the events described in the fifth, sixth and seventh bullet points under the heading “— Events of Default” as events of default under the indenture in connection with that series. In the event of a covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)
If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•
at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•
we, in our sole discretion, determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the trustee of our decision; or

•
an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

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any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•
the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such debt securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Trustee
U.S. Bank National Association is initially serving as the trustee, security registrar and paying agent under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 60 Livingston Avenue, EP-MN-WS3C, Saint Paul, Minnesota 55107. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act. An affiliate of the trustee may act as underwriter with respect to one or more series of our debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.
Notices
Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.
Governing Law
The indenture is, and the debt securities will be, governed by and construed in accordance with New York law.

PLAN OF DISTRIBUTION
We may sell the debt securities offered under this prospectus and any prospectus supplement through agents, through underwriters or dealers or directly to one or more purchasers.
Underwriters, dealers and agents that participate in the distribution of the debt securities offered under this prospectus and any prospectus supplement may be underwriters as defined in the Securities Act of 1933, as amended, or the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered debt securities may be listed.
The distribution of the debt securities offered under this prospectus and any prospectus supplement may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We may determine the price or other terms of the debt securities offered under this prospectus and any prospectus supplement by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities offered under this prospectus and any prospectus supplement from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.
In general, each series of debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.
In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such debt securities or any other securities the prices of which may be used to determine payments on such debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL OPINIONS
Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the debt securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements of Hormel Foods Corporation appearing in Hormel Foods Corporation’s Annual Report on Form 10-K for the year ended October 27, 2019 and the effectiveness of Hormel Foods Corporation’s internal control over financial reporting as of October 27, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$2,300,000,000
Hormel Foods Corporation
$950,000,000  0.650% Notes due 2024
$750,000,000  1.700% Notes due 2028
$600,000,000  3.050% Notes due 2051

Prospectus Supplement
May 25, 2021

Joint Book-Running Managers
BofA Securities
J.P. Morgan
US Bancorp
Wells Fargo Securities
Co-Managers
Siebert Williams Shank
Barclays
PNC Capital Markets LLC